Exhibit 99.1

KKR Financial Holdings LLC Announces Third Quarter 2012 Financial Results and

a Quarterly Distribution of $0.21 per Common Share

SAN FRANCISCO, CA, October 25, 2012—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•                  Net income for the third quarter ended September 30, 2012 totaled $112.0 million, or $0.61 per diluted common share.

•                  Quarterly cash distribution of $0.21 per common share declared for the third quarter of 2012.

•                  Book value per common share was $10.09 as of September 30, 2012.

For the three and nine months ended September 30, 2012, KFN reported net income of $112.0 million, or $0.61 per diluted common share, and $271.2 million, or $1.48 per diluted common share, respectively. Comparatively, for the three and nine months ended September 30, 2011, KFN reported net income of $39.8 million, or $0.22 per diluted common share, and $241.1 million, or $1.32 per diluted common share, respectively.

KFN’s third quarter 2012 results included net investment income of $90.0 million, other income of $73.3 million and non-investment expenses of $51.0 million. Comparatively, KFN’s third quarter 2011 results reflected net investment income of $86.6 million, other loss of $29.3 million and non-investment expenses of $17.9 million.

Other income for the third quarter of 2012 totaled $73.3 million and primarily consisted of $72.4 million of net realized and unrealized gains on investments.  These were largely composed of realized gains from the disposition of certain high yield bond holdings, as continued credit spread tightening in both the high yield and leveraged loan markets drove asset prices higher during the quarter.

“KFN’s results are reflective of a strong credit environment with continually tightening spreads. Recognizing this, we divested certain subordinated high yield securities which had achieved our targeted values and deployed the proceeds further up capital structures to enhance KFN’s risk-adjusted returns,” said William C. Sonneborn, the Company’s Chief Executive Officer.  “I am pleased with our performance and the new opportunities in which we participated during the quarter across our strategies.”

Selected Portfolio Activity

Bank Loans and High Yield Strategy

Based on the continued credit spread tightening that transpired during the third quarter, the Company reduced its high yield bond portfolio primarily held through CLO subsidiaries from a par amount of $743.7 million as of June 30, 2012 to $500.5 million as of September 30, 2012. These sales generated net realized gains during the quarter of approximately $40.8 million.

Mezzanine Strategy

During the third quarter of 2012, the Company deployed approximately €41.1 million to two Northern European mezzanine opportunities. The €41.1 million capital deployed consists of €39.5 million to mezzanine debt with a 16% yield and €1.6 million to equity.

Natural Resources Strategy

During the third quarter of 2012, the Company participated in two incremental opportunities through its natural resources strategy whereby the Company will provide capital to third-party operators for drilling new wells in exchange for working interests in their developed wells and undeveloped acreage.  During the quarter, the Company made initial capital deployments totaling $24.8 million to these two transactions.

Commercial Real Estate Strategy

During the third quarter of 2012, the Company participated in two joint venture transactions through its commercial real estate strategy.  The first consists of a joint venture formed to develop Pinto Business Park, a 971-acre master-planned business park located in Houston, Texas. The second transaction is a joint venture to develop single-family finished lots and multi-family housing in a location adjacent to a major U.S. shale formation. During the third quarter, the Company made initial capital deployments totaling $8.0 million to these two transactions.

Book Value

Book value per share increased to $10.09 as of September 30, 2012 from $9.79 as of June 30, 2012. The increase in book value per share from June 30, 2012 was primarily driven by the Company’s earnings for the third quarter of $0.63 per basic common share.

Distributions

On October 25, 2012, the Company’s board of directors declared a cash distribution of $0.21 per common share. The distribution is payable on November 21, 2012 to common shareholders of record as of the close of business on November 7, 2012.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the third quarter ended September 30, 2012 on October 25, 2012, at 2:00 p.m. PT (5:00 p.m. ET). The conference call may be accessed by dialing (877) 303-4382 (domestic) or +1 (253) 237-1193 (international); a pass code is not required.  A telephonic replay of the call will be available through November 8, 2012 by dialing (855) 859-2056 (domestic) and +1 (404) 537-3406 (international), pass code 37885673. Supplemental materials that will be discussed during the call and the live audio webcast will be available in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the webcast will be archived in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KFN is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

Schedule I

KKR Financial Holdings LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended September 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011
Net investment income:
Loan interest income	$101,988	$104,197	$313,684	$316,498
Securities interest income	18,791	20,143	62,180	64,772
Oil and gas revenue	21,487	9,963	44,262	19,458
Other investment income	1,068	137	1,692	4,885
Total investment income	143,334	134,440	421,818	405,613
Interest expense	40,418	32,604	123,788	97,703
Interest expense to affiliates	12,954	12,688	38,131	38,926
Provision for loan losses	—	2,533	46,498	14,194
Net investment income	89,962	86,615	213,401	254,790
Other income (loss):
Net realized and unrealized gain (loss) on investments	72,440	(24,531)	154,410	73,194
Net realized and unrealized loss on derivatives and foreign exchange	(8,102)	(7,603)	(2,583)	(295)
Net realized and unrealized gain on residential mortgage-backed securities, at estimated fair value	3,624	2,274	9,687	2,145
Net loss on restructuring and extinguishment of debt	—	(1,736)	(445)	(1,736)
Other income	5,371	2,290	10,664	6,400
Total other income (loss)	73,333	(29,306)	171,733	79,708
Non-investment expenses:
Related party management compensation	26,602	8,198	57,519	53,714
General, administrative and directors expenses	23,282	8,554	55,612	27,092
Professional services	1,130	1,134	4,334	4,257
Total non-investment expenses	51,014	17,886	117,465	85,063
Income before income tax expense (benefit)	112,281	39,423	267,669	249,435
Income tax expense (benefit)	317	(397)	(3,548)	8,344
Net income	$111,964	$39,820	$271,217	$241,091

Net income per common share:
Basic	$0.63	$0.22	$1.52	$1.35
Diluted	$0.61	$0.22	$1.48	$1.32

Weighted-average number of common shares outstanding:
Basic	177,862	177,723	177,815	177,493
Diluted	183,431	180,220	182,440	181,304

Schedule II

KKR Financial Holdings LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$331,366	$392,154
Restricted cash and cash equivalents	735,099	399,620
Securities	570,511	922,603
Corporate loans, net (includes $137,946 and $317,332 loans held for sale as of September 30, 2012 and December 31, 2011, respectively)	5,845,421	6,443,399
Equity investments, at estimated fair value ($20,129 and $12,222 pledged as collateral as of September 30, 2012 and December 31, 2011, respectively)	194,624	189,845
Derivative assets	23,348	28,463
Interest and principal receivable	32,725	62,124
Other assets	522,058	209,020
Total assets	$8,255,152	$8,647,228
Liabilities
Collateralized loan obligation secured debt	$5,013,433	$5,540,037
Collateralized loan obligation junior secured notes to affiliates	296,857	365,848
Credit facilities	107,789	38,300
Convertible senior notes	165,697	299,830
Senior notes	362,155	250,676
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	57,165	24,680
Accrued interest payable	18,089	25,536
Accrued interest payable to affiliates	6,856	6,561
Related party payable	21,752	11,078
Derivative liabilities	121,417	125,333
Total liabilities	6,454,727	6,971,396
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common shares, no par value, 500,000,000 shares authorized, and 178,437,078 and 178,145,482 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Paid-in-capital	2,761,640	2,759,478
Accumulated other comprehensive loss	(68,438)	(35,619)
Accumulated deficit	(892,777)	(1,048,027)
Total shareholders’ equity	1,800,425	1,675,832
Total liabilities and shareholders’ equity	$8,255,152	$8,647,228

Investor Relations Contact:
Pam Testani
+1 (415) 315-6597
investor-relations@kkr.com

Media Contact:
Kristi Huller
+1 (212) 750-8300
media@kkr.com